Exhibit 99.2

ARR Expansion Trends[1]

($ in millions)	FY23 Q1-23	FY23 Q2-23	FY23 Q3-23	FY23 Q4-23	FY24 Q1-24	FY24 Q2-24	FY24 Q3-24	FY24 Q4-24	FY25 Q1-25	FY25 Q2-25	
Year-over-Year											
ARR (As Reported)	**$1,031**	**$1,065**	**$1,163**	**$1,247**	**$1,294**	**$1,344**	**$1,425**	**$1,504**	**$1,541**	**$1,617**	
Year-over-Year increase	*25%*	*23%*	*25%*	*25%*	*25%*	*26%*	*23%*	*21%*	*19%*	*20%*	
TTM FX headwind/(tailwind)[2]	47	61	29	29	(3)	(27)	(17)	(10)	12	(14)	
ARR - Constant Currency	**1,078**	**1,126**	**1,191**	**1,276**	**1,291**	**1,316**	**1,408**	**1,494**	**1,553**	**1,603**	
Year-over-Year ARR Increase - Constant Currency[3]	*31%*	*30%*	*28%*	*28%*	*25%*	*24%*	*21%*	*20%*	*20%*	*19%*	
	Q1-23	Q2-23	Q3-23	Q4-23	Q1-24	Q2-24	Q3-24	Q4-24	Q1-25	Q2-25	Q2-25 TTM
Quarter-over-Quarter											
ARR (As Reported)	**$1,031**	**$1,065**	**$1,163**	**$1,247**	**$1,294**	**$1,344**	**$1,425**	**$1,504**	**$1,541**	**$1,617**	
Net New ARR (As Reported)[4]	36	34	98	84	47	50	82	79	37	76	273
Quarterly FX headwind/(tailwind)[5]	19	24	(19)	(2)	(10)	10	(12)	5	9	(15)	(14)
Net New ARR - Constant Currency	**55**	**58**	**79**	**82**	**37**	**59**	**70**	**84**	**46**	**61**	**259**
Year-over-Year Net New ARR Growth – Constant Currency[6]	*28%*	*15%*	*-3%*	*15%*	*-33%*	*2%*	*-12%*	*1%*	*23%*	*3%*	*1%*

1. Values have been rounded and may not add up precisely to the totals.
2. Year-over-year FX headwind/(tailwind) using exchange rates from the same quarter in the prior year.
3. Represents the year-over-year growth rate excluding the FX headwind/(tailwind).
4. Defined as the quarterly increase/(decrease) in the current quarter as reported ARR compared to the previous quarters as reported ARR.
5. Quarterly FX impact using exchange rates from the prior quarter.
6. Defined as net new ARR in constant currency compared to the year-ago period net new ARR in constant currency.